Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Switch & Data Facilities Company, Inc. (the “Company”) on Form 10-K for the fiscal year ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Keith Olsen, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 28, 2007

/s/ KEITH OLSEN
Keith Olsen
President, Chief Executive Officer and Director (principal executive officer)